EXHIBIT 10


                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

     This Merger Agreement and Plan of Reorganization (the "AGREEMENT"), entered into this 30th day of December 2002, is by and among Asian Star Development, Inc., a corporation organized and existing under the laws of the state of Nevada ("ASDV"), Atlantic Mining Limited, a corporation organized and existing under the laws of the British Virgin Islands ("AML"), and Atlantic Mining Limited, a corporation organized and existing under the laws of Hong Kong ("AML-HK")
                                                         .

                                    RECITALS:

     WHEREAS, AML is a wholly owned subsidiary of ASDV;

     WHEREAS, AML-HK desires to merge with and into AML, and ASDV desires to merge AML with AML-HK, so that AML-HK will be the surviving corporation, all upon the terms and subject to the conditions of this Merger Agreement and in accordance with the laws of the State of Nevada;

     WHEREAS, the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the capital stock of AML-HK into the right to receive common stock of ASDV and such other terms and conditions as may be required or permitted to be stated in this Merger Agreement are set forth below; and

     WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(l)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Merger Agreement shall constitute a "PLAN OF REORGANIZATION" for purposes of Section 368 of the Code;

     NOW, THEREFORE, based upon the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements set forth herein, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ASDV, AML, and AML-HK approve and adopt this Agreement and Plan of Reorganization and mutually covenant and agree with each other as follows:


                          1. Merger of AML into AML-HK.

     1.1 General. At the Closing of the Merger and pursuant to the provisions of this Agreement, the corporate existence of AML will be merged with and into AML-HK (hereinafter referred to as the "Surviving Corporation" whenever reference is made to it as of the Closing or thereafter) and continued in the Surviving Corporation, and the Surviving Corporation shall be deemed to be a continuation of the entities and identities of the ASDV and AML-HK. ASDV, AML, and AML-HK agree to take such action to execute and deliver such further instruments as may be necessary to carry out the terms of said agreement of merger.

     1.2 Shares to be Issued. On the effective date of the merger, 15,000,000 shares of ASDV's common stock shall be delivered to the shareholders of AML-HK.

                   2. Representations and Warranties of AML-HK

     AML-HK represents and warrants to ASDV and AML as set forth below. These representations and warranties are made as an inducement for ASDV and AML to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, such entities would not be parties hereto.

     2.1 Organization and Authority. AML-HK is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     2.2 Capitalization. As of the date of the closing, AML-HK will have a total of no more than 30,000 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. There are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of AML-HK.

     2.3 Performance of This Agreement. The execution and performance of this Agreement and the transaction contemplated hereby have been authorized by the board of directors of AML-HK.

     2.4 Financials. The financial statements of AML-HK consisting of the balance sheets as of the fiscal year ended December 31, 2002, and statements of operations and cash flow for the fiscal year ended December 31, 2002, and statement of changes in stockholder's equity from inception to December 31, 2002, will be prepared and delivered by AML-HK to ASDV and AML as soon as possible after Closing, recognizing ASDV's need to make timely filings under Form 8-K, as well as other applicable laws rules and regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Said financial statements will be true and correct in all material respects and present an accurate and complete disclosure of the financial condition of AML-HK as of December 31, 2002, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

     2.5 Liabilities. There are no material liabilities of AML-HK, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of AML-HK, its agents or servants occurring prior to December 31, 2002, which will not be disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of AML-HK.

     2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement, since inception of AML-HK, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of AML-HK, or (ii) any damage, destruction, or loss to AML-HK (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of AML-HK.

     2.7 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving AML-HK or its subsidiaries, if any, or their assets, properties, or business, nor does AML-HK or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of AML-HK is a party adverse to AML-HK or any of its subsidiaries or has a material interest adverse to AML-HK or any of its subsidiaries.

     2.8 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by AML-HK, and there are no unpaid taxes which are, or could become a lien on the properties and assets of AML-HK, except as provided for in the financial statements of AML-HK. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

     2.9 Accuracy of All Statements Made by AML-HK. No representation or warranty by AML-HK in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of AML-HK pursuant to this Agreement, nor any document or certificate delivered to ASDV and ASDV Development by AML-HK pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.


                3. Representations and Warranties of ASDV and AML

     ASDV and AML, jointly and severally, represent and warrant to AML-HK as set forth below. These representations and warranties are made as an inducement for AML-HK to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, AML-HK would not be a party hereto.


     3.1 Organization and Good Standing.

     a. ASDV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     b. AML is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     3.2 Capitalization.

     a. The authorized capital stock of ASDV consists of 1,000,000,000 shares of common stock, $0.001 per share par value. As of the date of this Agreement, ASDV has a total of 8,623,008 shares of common stock outstanding. As of the date of the closing, ASDV will have a total of no more than 8,623,008 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. Except for ASDV's obligations hereunder with respect to the shares to be issued pursuant to subsection 1.2 hereof, there are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of ASDV.

     b. The authorized capital stock of AML consists of 50,000 shares of common stock, $0.001 per share par value. As of the date of this Agreement, AML has a total of 1 share of common stock outstanding, all of which are owned by ASDV. All of the outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of AML.

     3.3 Performance of This Agreement. The execution and performance of this Agreement and the transaction contemplated hereby have been authorized by the boards of directors of ASDV and AML.

     3.4 Financials. True copies of the financial statements of ASDV consisting of the balance sheets as of the fiscal years ended December 31, 200 and 2001, and the nine months ended September 30, 2002, and statements of operations and cash flow for each of the fiscal years ended December 31, 2000 and 2001, and the nine months ended September 30, 2002, and statement of changes in stockholder's equity from inception to September 30, 2002, have been delivered by ASDV to AML-HK. The financial statements have been examined and certified by Mintz & Partners LLP, Certified Public Accountant. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of ASDV as of September 30, 2002, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

     3.5 Liabilities.

     a. There are no material liabilities of ASDV, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of ASDV, its agents or servants which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of ASDV.

     b. AML has no liabilities in the aggregate in excess of $1,000.

     c. ASDV acknowledge that there are contractual commitments between AML-HK and Atlantic Mutual Holdings Inc. to be taken over by ASDV in a total amount of uS$625,000 beings payments to be made on or before 31 May 2003 for the purchase of the following outstanding interest in the respective mines:

            (i)        25% XinQixo Mine
            (ii)       3% QunKee Mine, and
            (iii)      3% ShiQo Mine.

     3.6 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving ASDV or AML, or their subsidiaries, if any, or their assets, properties, or business, nor does ASDV or AML or their subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of ASDV or AML is a party adverse to either entity or any of their subsidiaries or has a material interest adverse to such entities or any of their subsidiaries.

     3.7 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by ASDV and AML, and there are no unpaid taxes which are, or could become a lien on the properties and assets of ASDV or ASDV Acquisitions, except as provided for in the financial statements of ASDV, or have been incurred in the normal course of business of ASDV or ASDV Acquisitions since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

     3.8 Legality of Shares to be Issued. The shares of common stock of ASDV to be issued by ASDV pursuant to this Agreement, when so issued and delivered, will have been duly and validly authorized and issued by ASDV and will be fully paid and nonassessable.

     3.9 Accuracy of All Statements Made by ASDV and AML. No representation or warranty by ASDV or AML in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by ASDV or AML pursuant to this Agreement, nor any document or certificate delivered to AML-HK pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statement contained therein not misleading.


                          4. Covenants of the Parties.

     4.1 Corporate Records.

     a. Simultaneous with the execution of this Agreement by AML-HK, such entity shall deliver to ASDV and AML copies of the articles of incorporation, as amended, and the current by-laws of AML-HK, and copies of the resolutions duly adopted by the board of directors of AML-HK approving this Agreement and the transactions herein contemplated.

     b. Simultaneous with the execution of this Agreement by ASDV and ASDV Acquisitions, such entities shall deliver to AML-HK copies of the articles of incorporation, as amended, and the current by-laws of ASDV and ASDV Acquisitions, and copies of the resolutions duly adopted by the boards of directors of ASDV and AML approving this Agreement and the transactions herein contemplated.

     4.2 Access to Information.

     a. ASDV and AML and their authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of AML-HK, and AML-HK shall furnish or cause to be furnished to ASDV and ASDV Acquisitions and their authorized representatives all information with respect to its affairs and business as ASDV and AML may reasonably request. ASDV and ASDV Acquisitions shall hold, and shall cause their representatives to hold confidential, all such information and documents, other than information that
(i) is in the public domain at the time of its disclosure to ASDV and ASDV Acquisitions; (ii) becomes part of the public domain after disclosure through no fault of ASDV or AML; (iii) is known to ASDV or ASDV Acquisitions or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of AML-HK. In the event this Agreement is terminated prior to closing, ASDV and AML shall, upon the written request of AML-HK, promptly return all copies of all documentation and information provided by AML-HK hereunder.

     b. AML-HK and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of ASDV and AML, and ASDV and ASDV Acquisitions shall furnish or cause to be furnished to AML-HK and its authorized representatives all information with respect to their affairs and business as AML-HK may reasonably request. AML-HK shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to AML-HK; (ii) becomes part of the public domain after disclosure through no fault of AML-HK; (iii) is known to AML-HK or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of ASDV and AML. In the event this Agreement is terminated prior to closing, AML-HK shall, upon the written request of ASDV or ASDV Acquisitions, promptly return all copies of all documentation and information provided by ASDV or AML hereunder.

     4.3 Actions Prior to Closing. From and after the date of this Agreement and until the closing date:

     a. ASDV and AML and AML-HK shall each carry on its business diligently and substantially in the same manner as heretofore, and neither party shall make or institute any unusual or novel methods of purchase, sale, management, accounting or operation.

     b. Neither ASDV or AML nor AML-HK shall enter into any contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with its business practices.

     c. Neither ASDV or AML nor AML-HK shall amend its articles of incorporation and by-laws or make any changes in authorized or issued capital stock, except as provided in this Agreement.

     d. ASDV and AML and AML-HK shall each use its best efforts (without making any commitments on behalf of the company) to preserve its business organization intact.

     e. Neither ASDV or AML nor AML-HK shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment, or obligation of such party.

     f. ASDV and AML and AML-HK shall each duly comply with all applicable laws as may be required for the valid and effective issuance or transfer of stock contemplated by this Agreement.

     g. Neither ASDV or AML nor AML-HK shall sell or dispose of any property or assets, except products sold in the ordinary course of business.

     h. ASDV and AML and AML-HK shall each promptly notify the other of any lawsuits, claims, proceedings, or investigations that may be threatened, brought, asserted, or commenced against it, its officers or directors involving in any way the business, properties, or assets of such party.

     4.4 Shareholders' Consent. ASDV and AML and AML-HK shall promptly submit this Agreement and the transactions contemplated hereby for the approval of their respective stockholders by written consent and, subject to the fiduciary duties of the Boards of Directors of ASDV and AML and AML-HK under applicable law, shall use their best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby. In connection with such consents of stockholders, ASDV and AML and AML-HK shall prepare an information statement to be furnished to their respective shareholders setting forth information about this Agreement and the transactions contemplated hereby. ASDV and AML and AML-HK shall promptly furnish to the other all information, and take such other actions, as may reasonably be requested in connection with any action to be taken in connection with the immediately preceding sentence. ASDV and AML and AML-HK shall have the right to review and provide comments to the information statement furnished to the shareholders of the other prior to mailing.

     4.5 No Covenant as to Tax or Accounting Consequences. It is expressly understood and agreed that neither ASDV or AML nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax or accounting consequences of the transactions contemplated by this Agreement or the tax or accounting consequences of any action pursuant to or growing out of this Agreement.

     4.6 Indemnification. AML-HK shall indemnify ASDV and AML for any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) suffered by ASDV and AML resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty, or covenant made by AML-HK herein, and any claims arising from the operations of AML-HK prior to the closing date. ASDV and AML, jointly and severally, shall indemnify and hold AML-HK harmless from and against any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty, or agreement made by ASDV or AML herein, and any claims arising from the operations of ASDV or AML prior to the closing date. The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement.

     4.7 Publicity. The parties agree that no publicity, release, or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release, or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

     4.8 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own respective expenses incurred in connection with the negotiation and preparation of this Agreement, in the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of them under this Agreement.

     4.9 Further Actions. Each of the parties hereto shall take all such further action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this Agreement.

     4.10 Change of Domicile. Prior to the closing date, ASDV shall not change the domicile of ASDV from the State of Nevada.


              5. Conditions Precedent to ASDV and AML's Obligations

     Each and every obligation of ASDV and AML to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

     5.1 Truth of Representations and Warranties. The representations and warranties made by AML-HK in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

     5.2 Performance of Obligations and Covenants. AML-HK shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the closing.

     5.3 Officer's Certificate. ASDV and AML shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to ASDV and AML), executed by an executive officer of AML-HK, certifying to the fulfillment of the conditions specified in subsections 5.1 and
5.2 hereof.

     5.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.


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


     5.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of AML-HK to conduct its business or the earning power thereof on the same basis as in the past.

     5.6 No Liabilities of ASDV and AML. As of the closing date the total liabilities of ASDV and AML shall not exceed US$30,000.00 in the aggregate.


                6. Conditions Precedent to Obligations of AML-HK.

     Each and every obligation of AML-HK to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

     6.1 Truth of Representations and Warranties. The representations and warranties made by ASDV and AML in this Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

     6.2 Performance of Obligations and Covenants. ASDV and ASDV Acquisitions shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by them prior to or at the closing.

     6.3 Officer's Certificate. AML-HK shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to AML-HK), executed by an executive officer of ASDV and ASDV Acquisitions, certifying to the fulfillment of the conditions specified in subsections 6.1 and 6.2 hereof

     6.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

     6.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of ASDV or AML to conduct its business.

     6.6 As of the closing date, the total liabilities of AML-HK to Atlantic Mutual Holdings Inc. shall not exceed US$918,000.00, being short term and long term liabilities as stated in Schedule I.

                          7. Securities Law Provisions.

At closing AML-HK shall deliver to ASDV a representation form from the shareholder of AML-HK (the "Shareholder") providing representations essentially as follows:


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


     7.1 Restricted Securities. The Shareholder represents that he is aware that the shares issued to him will not have been registered pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC"). Therefore, under current interpretations and applicable rules, he will probably have to retain such shares for a period of at least one year and at the expiration of such one year period his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the issuer is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

     7.2 Non-distributive Intent. The Shareholder covenants and warrants that the shares received are acquired for his own account and not with the present view towards the distribution thereof and he will not dispose of such shares except (i) pursuant to an effective registration statement under the 1933 Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the issuer, is exempt from registration under the 1933 Act, or the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection 7.2, an appropriate legend will be placed upon each of the certificates of common stock of issued pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

     7.3 Evidence of Compliance with Private Offering Exemption. The Shareholder hereby represents and warrants that he, either individually or together with his representative, has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of this Agreement and the transactions contemplated hereby, and that the financial capacity of such party is of such proportion that the total cost of such person's commitment in the shares would not be material when compared with his, her, or its total financial capacity. Upon the written request of the issuer of the securities issued or transferred pursuant to this Agreement, the Shareholder shall provide such issuer with evidence of compliance with the requirements of any federal or state exemption from registration. ASDV and AML and AML-HK shall each file, with the assistance of the other and its respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by each of them to be necessary or appropriate in an effort to document reliance on such exemptions, unless an exemption requiring no filing is available in the particular jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.


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


                      SECTION 8. INTENTIONALLY LEFT BLANK.


                                   9. Closing

     9.1 Time and Place. The closing of this transaction ("CLOSING") shall take place at 1495 Ridgeview Drive, Suite 220, Reno, Nevada, at 1:00 p.m., December 30, 2002, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "CLOSING DATE."

     9.2 Documents to Be Delivered by AML-HK. At the closing AML-HK shall deliver to ASDV and AML the following documents:

     a. A dully executed copy of the agreement of merger in form as set forth in Exhibit "A."

     b. The representation forms of the Shareholder described in Section 7 hereof.

     c. The certificate required pursuant to subsection 5.3 hereof.

     d. A certified copy of the duly adopted resolutions of AML-HK's shareholder authorizing this Agreement and the transactions contemplated hereby.

     e. Such other documents of transfer, certificates of authority, and other documents as ASDV and AML may reasonably request.

     9.3 Documents To Be Delivered by ASDV and AML. At the closing ASDV and AML shall deliver to AML-HK the following documents:

     a. A duly executed copy of this Agreement.

     b. Certificates for the number of shares of common stock of ASDV as determined in sub-section 1.2 hereof.

     c. The certificate required pursuant to subsection 6.3 hereof.

     d. Certified copies of the duly adopted resolutions of ASDV and AML's shareholders authorizing this Agreement and the transactions contemplated hereby.

     e. Such other documents of transfer, certificates of authority, and other documents as AML-HK may reasonably request.


                                 10. Termination

This Agreement may be terminated by ASDV and AML or AML-HK by notice to the other if, (i) at any time prior to the closing date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its or their obligations to consummate the transactions contemplated by this Agreement incapable of fulfillment, or (ii) on December 30, 2002, if the closing shall not have occurred. Following termination of this Agreement no party shall have liability to another party relating to such termination, other than any liability resulting from the breach of this Agreement by a party prior to the date of termination.


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


                               11. Miscellaneous.


     11.1 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection

ASDV and AML:              1495 Ridgeview Drive, Suite 220
                           Reno, NV 89509
                           Attn: Stephen Chow, President

with copy to:              Michael J. Morrison, Esq.
                           1495 Ridgeview Drive, Suite 220
                           Reno, NV 89509

AML-HK                     M4078F, Room 1602, Omega Plaza
                           32 Dundas Street, Mongkok,
                           Kowloon, Hong Kong.
                           Attn : Mr Ip Kei Shui, President

     11.2 Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada.

     11.3 Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

     11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

     11.5 Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

     11.6 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

     11.7 Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

     11.8 Survival of Covenants. Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

     11.9 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

     11.10 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

     11.11 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

     11.12 Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     11.13 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and Plan of Reorganization as of the day and year first above written.

                         ASDV:   Asian Star Development, Inc.



                                  By /s/ STEPHEN CHOW
                                 __________________________________
                                 Stephen Chow, President



                         AML:    Atlantic Mining Limited



                                  By /s/ STEPHEN CHOW
                                 __________________________________
                                  Stephen Chow, President



                         AML-HK: Atlantic Mining Limited



                                  By  /s/ IP KEI SHUI
                                 __________________________________
                                  Ip Kei Shui, President

                                   SCHEDULE I


Amounts due to Atlantic Mutual Holdings Inc.:


AMOUNT (US$)                                PARTICULARS


$668,000                         Payments for the acquisition of:
                                 - 53.5% of XinQiao Mine
                                 - 7% of QunKee Mine, and
                                 - 7% of ShiQo Mine.


$250,000 Payments for expenses incurred in organization and licensing of the joint venture operation.

                             SUPPLEMENTARY AGREEMENT


(1)    DIRECTORS

       All present directors will resign from the board immediately. ASDV shall appoint 4 new directors as follow:

       -  Mr. Stephen Chow       Honorary Chairman & Director        ___________

       -  Dr. Paul Tong          Chairman & Director                 ___________

       -  Mr. Harry Tsui         President, Treasurer & Director     ___________

       -  Mr. Kevin Au-Yeung     Secretary & Director                ___________

       The above Directors shall serve in term of one year.

(2)    OPERATING EXPENSES

       ASDV will assume all operating expenses, including the costs for gold mining operations after the date of this agreement.



____________________________                 ___________________________________
Stephen Chow                                 Ip Kei Shui
Chairman                                     Chairman
Asian Star Development, Inc.                 Atlantic Mining Limited - Hong Kong